Exhibit 4.16

Execution version

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE
BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH
MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (“Second Amendment”) is effective as of 16 March 2017 (the “Effective Date”), by and between, YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD., of Hi Tech Park, Edmond J Safra Campus, Givat Ram, Jerusalem 91390 Israel, (“Yissum”) of the one part; and

TYRNOVO LTD., of One Azrieli Center, Round Tower, 23rd Floor, 132 Menachem Begin Road, Tel Aviv, 6701101, Israel, (the “Company”), of the second part;

(each a “Party” and jointly, the “Parties”).

WHEREAS, Yissum and the Company are parties to a License Agreement dated 15 August 2013, as amended by the First Amendment to License Agreement effective as of 8 April 2014, (the License Agreement, as amended, the “License Agreement”); and

WHEREAS, the Company entered into a Services Agreement with Bar Ilan Research and Development Company Ltd. (“BIRAD”) dated 12 February 2014 and, following the execution of this Second Amendment, the Company intends to enter into an Amended and Restated Service Agreement with BIRAD which shall amend, supersede and replace the said Services Agreement (such Amended and Restated Service Agreement, the “BIRAD Services Agreement”); and

WHEREAS, the Parties wish to amend the License Agreement as set out below,

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms in this Second Amendment shall bear the meaning ascribed to such terms in the License Agreement unless the context otherwise requires. The Preamble hereto shall constitute an integral part hereof.

2.	The definition of Development Results (Section 1.4.3 of the License Agreement) is hereby deleted in its entirety and replaced by the following:

“1.4.3. “Development Results” shall mean the results of activities carried out by the Company or by third parties (other than the Researcher and his team) at the direction of the Company pursuant to the Development Plan or otherwise in fulfillment of the Company’s obligations hereunder (including its development obligations under Section 5 below), including, any invention, patent or patent application, product, material, method, discovery, composition, process, technique, know-how, data, information or other result which do not form part of the Licensed Technology, and further including any governmental or regulatory filing submitted, or approval, license, registration, or authorization obtained, by the Company, an Affiliate or Sublicensee in respect of the Products, as well as any other information, data, material, results, devices and know-how arising from the performance of the Development Plan, and shall be deemed to include all Materials Results (as defined below), but excluding any invention, know-how or other results that are not related, or connected to the Licensed Technology and/or the Products in any manner whatsoever.

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The term “Materials Results” shall mean any and all compositions, materials, data and other results with respect to (i) NT219, NT157, NT701 and NT700 as more fully described in the Licensed Patents or any progeny or derivatives thereof (the “Materials”) and/or chemical analogs of Materials, including with respect to new applications or uses thereof (whether alone or in combination with other compounds); and/or (ii) biomarkers and/or target proteins identified through the use of the Materials, in each case that are obtained or arrived at by Prof. Izhak Haviv, Prof. Salamon Stemmer of Rabin Medical Center and/or students, researchers, and technicians working under the direction of either of them at Bar Ilan University and/or Rabin Medical Center, as applicable, in the performance of the services under the BIRAD Services Agreement.”

3.	Section 1.4.5 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“1.4.5. “Existing Patent Applications” shall mean the patent applications listed in Appendix A2 hereto.”

Appendix A2 is attached hereto as Exhibit 1A.

4.	Appendix B (The Development Plan) of the License Agreement is hereby deleted in its entirety and replaced by a new Appendix B which is attached hereto as Exhibit 1B.

5.	The definition of “Licensed Technology” in Section 1.4.13 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“1.4.13. “Licensed Technology” – shall mean the Know-How, the Licensed Patents and the NovoTyr Results.”

6.	The definition of “NovoTyr Shareholders Approval” in Section 1.4.15 of the License Agreement is hereby deleted in its entirety and the following new definition is hereby added in place thereof:

“1.4.15. “NovoTyr Results” – shall mean any proprietary, non-public know-how, data, information or other results which were transferred and assigned by NovoTyr to Yissum and belonging to Yissum, as set forth in Appendix A3(a).”

The NovoTyr Results are described in Exhibit 2 hereto which shall be attached to the License Agreement as Appendix A3(a).

7.	The following provision is hereby added at the end of the definition of Net Sales (Section 1.4.14 of the License Agreement):

“It is agreed that the sales price invoiced or received for the sale of Products by the Company to its Affiliate(s), or by the Company to its Sublicensee(s) shall not constitute Net Sales.”

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8.	The definition of Products (Section 1.4.19 of the License Agreement) is hereby deleted in its entirety and replaced by the following:

“1.4.19. “Product” shall mean any product, process, or service that (a) uses the Licensed Technology and/or the Development Results (or any part of the foregoing); or (b) the sale of which, in the absence of the license granted to the Company in this Agreement, would infringe one or more of the Licensed Patents.”

9.	The definition of Sublicense Consideration (Section 1.4.23 of the License Agreement) is hereby deleted in its entirety and replaced by the following:

“1.4.23. “Sublicense Consideration” shall mean any proceeds or consideration or benefit of any kind whatsoever, whether monetary or otherwise, including securities and options to buy securities, that the Company or an Affiliate may receive from a Sublicensee, as a direct or indirect result of the grant of a Sublicense to a Sublicensee and/or pursuant thereto or an option to obtain such Sublicense, except: (i) amounts received by the Company which constitute royalties based on Net Sales by Sublicensees, in respect of which the Company is required to pay Royalties to Yissum; and (ii) amounts expressly dedicated to, and actually expended upon the research and development of Products to be performed by the Company for the relevant Sublicensee, provided that: (a) any such amounts constitute research and/or development funding only and not payment for Products nor other type of grant or benefit; (b) such research and/or development activities are performed pursuant to a defined research and development program and budget agreed with such Sublicensee, a copy of which is provided to Yissum; and (c) the Company submits to Yissum a written expense report confirmed by the Company’s chief financial officer demonstrating that such amounts have actually been expended and/or incurred by the Company in the conduct of such research and/or development activities in accordance with such research and development program and budget, and that the expenses actually incurred as aforesaid include reasonable overhead costs, it being agreed, that any amounts received by the Company as aforesaid, but not expended and/or incurred as set out above, shall be deemed to be Sublicense Consideration. It is hereby further agreed that if the Sublicense Consideration comprises securities or options to purchase securities, Yissum shall receive the portion of such Sublicense Consideration to which it is entitled under this Agreement in the form of securities or options to purchase such securities (as the case may be), under the same terms as the Company receives its Sublicense Consideration from the Sublicensee, it being understood and agreed, however, that any VAT payable (if any in connection with the grant and/or exercise of such options and the sale and/or release of securities issued upon exercise of these options and/or any other options-related event or act (of Yissum or the Company), shall be borne solely by the Sublicensee issuing these options to Yissum, and such Sublicensee will be solely liable for the payment of such VAT.

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10.	Section 5.5 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“5.5. In the event the Company does not use commercially reasonable efforts to commercialize any Product, unless such delay is due to (i) the requirement of any regulatory or other governmental authority; (ii) force majeure in accordance with section 18.8 below; or (iii) agreed revisions in the timelines in the amended Development Plan, Yissum shall notify the Company in writing of the Company's failure to meet its obligation of diligence and shall allow the Company at least twelve (12) month to cure such failure of diligence (the “Cure Period”). In the event that the Company fails to cure such failure of diligence to Yissum’s reasonable satisfaction within the Cure Period, Yissum shall be entitled to terminate this Agreement, including the License, by written notice to the Company (effective immediately), it being agreed, however, that such failure to cure as aforesaid shall not be considered a material breach of this Agreement.”

11.	Section 7.1 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“7.1. Royalties at the rate of [****] percent ([****]%) of Net Sales (the “Royalties”).

In the event that the Company pays BIRAD royalties pursuant to the BIRAD Services Agreement on Net Sales of Products which were developed (in whole or in part) using Materials Results, or any part thereof, then the percentage set forth above shall be reduced from [****] percent ([****]%) to [****]percent ([****]%).”

12.	Section 10.1 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“10.1. The Company shall reimburse Yissum for all previous documented expenses and costs relating to the registration and maintenance of the Licensed Patents (listed in Appendix A2), which are detailed in Appendix C hereto (the “Historical Patent Costs”) by no later than 31 December 2018.”

13.	Section 12.6 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“12.6. Without prejudice to the foregoing, the Company shall not mention the name of the University, Yissum or the Researcher, in any manner or for any purpose in connection with this Agreement, or any matter relating to the Licensed Technology, without obtaining the prior written consent of Yissum, except that the Company may make routine disclosures to government agencies, any disclosures by the Company, or an affiliate thereof, to the extent required in the fulfillment of any reporting requirements to competent authorities under applicable security laws and/or by any applicable securities exchange or other disclosures as required by law, or disclosures in response to any due diligence enquiry relating to the Company, subject to the execution of a customary non-disclosure agreement. Notwithstanding the foregoing, the Company shall be entitled to identify the Licensed Technology as having been developed by the Researcher and the other Inventors and licensed from Yissum.”

14.	Section 12.7 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“12.7. Neither Party shall issue any press release or other media statement regarding the execution, existence or terms of this Agreement or in connection with the Licensed Technologywithout the prior written approval of the other Party, which shall not be withheld unreasonably; provided that such approval shall not be required where disclosure is required in the fulfillment of any reporting requirements by the Company, or an affiliate thereof, to competent authorities under applicable security laws and/or by any applicable securities exchange or as otherwise required by law.”

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15.	The following new limitation of liability provision shall be added at the end of Section 14.1 of the License Agreement:

“EXCEPT FOR ANY LIABILITY UNDER SECTION 12 (CONFIDENTIALITY), SECTIONS 14.2 AND 14.3 ABOVE (LIABILITY AND INDEMNITY) AND/OR ANY LIABILITY ARISING FROM THE MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY OF YISSUM AND/OR THE UNIVERSITY, NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO YISSUM, THE RESEARCHER, THE UNIVERSITY, OR THE REPRESENTATIVES OF YISSUM AND/OR THE UNIVERSITY OR TO ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY ANY OF THE FOREGOING OR THIRD PARTY, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE OR TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.”

16.	Sections 14.4, 14.5 and 14.6 of the License Agreement shall be deleted in their entirety and replaced by the following:

“14.4. The Company or its Affiliate shall procure and maintain, or require that its Sublicensee procure and maintain, at no cost to Yissum, the following policies of insurance: (i) comprehensive clinical trials liability insurance in amounts commensurate with accepted commercial practice and the minimum coverage requirements prescribed by applicable laws and regulations and/or the relevant regulatory authority in the country in which such clinical trials are conducted and/or the relevant clinical trial site, during the period that any Product is being tested in clinical trials prior to commercial sale; and (ii) comprehensive general liability insurance in reasonable amounts and on reasonable terms in the circumstances, having regard, in particular, to the nature of the relevant Product(s) and accepted practice in the relevant industry, during the period that such Product(s) is/are being commercially distributed or sold by the Company, an Affiliate or a Sublicensee, and thereafter as required by applicable law. Such comprehensive general liability insurance shall provide contractual liability coverage for the Company’s indemnification under this Agreement and in particular as stated above in Section 14.3 above.

14.5. Without derogating from the foregoing, beginning at the time any Product shall be commercially distributed or sold by the Company, an Affiliate or a Sublicensee, but in any event no later than the First Commercial Sale, the Company, its Affiliates or Sublicensee (if applicable) shall procure and maintain at their own cost and expense, in addition to the above general liability insurance, product liability insurance, in amounts that are standard in the industry for similar products.

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14.6. The named insured under any insurance policy for clinical trials shall be the Company, the Researcher, Yissum and the University and the beneficiaries thereof shall include also the respective employees, officers and directors of Yissum and the University. The named insured under any insurance policy for product liability shall be the Company, Yissum and the University. The policy or policies so issued shall include a “cross-liability” provision pursuant to which the insurance is deemed to be separate insurance for each named insured (without right of subrogation as against any of the insured under the policy, or any of their representatives, employees, officers, directors).

14.7. The Company hereby undertakes to comply punctually with all obligations imposed upon it under such policies, including, the obligation to pay in full and punctually all premiums and other payments due under such policies. The Company will provide Yissum upon request with written evidence of such insurance. The Company shall provide the Yissum with at least thirty (30) days’ written notice prior to the cancellation, non-renewal or material change in such insurance.

14.8. The insurance requirements above shall not be construed to create a limit of the Company’s liability with respect to its indemnification obligations under this Section 14.”

17.	Section 15.3 of the License Agreement is hereby deleted in its entirety and replaced by the following:

“15.3. In addition to the above, and without prejudice to Yissum’s rights pursuant to this Agreement or at law, Yissum shall be entitled to terminate this Agreement immediately upon written notice to the Company in the following circumstances:

15.3.1.       pursuant to Section 5.5;

15.3.2.       if an attachment is made over the majority of the Company’s assets or if execution proceedings are taken against the Company and the same are not set aside within ninety (90) days of the date the attachment is made or the execution proceedings are taken; or

15.3.3.       a claim by the Company, made in any forum, claiming that one or more of the Licensed Patents are invalid or unenforceable.”

18.	The following new Section is hereby added after Section 15.6 of the License Agreement and the current Section 15.7 shall be renumbered Section 15.8:

“15.7. In the event that any or all of the Development Results assigned to Yissum as set forth in above shall be licensed or otherwise transferred to a third party and shall generate any income to Yissum, then subject to the Company having complied and continuing to comply with the obligations under this Agreement which remain in existence following termination of the License as aforesaid, Yissum shall pay to the Company [****] percent ([****] %) of the Net Proceeds actually received by Yissum in respect of such license, until such time as the Company shall have received, in aggregate, an amount equal to the amount of the documented expenses of any kind (internal (e.g. salaries) and out-of-pocket) actually incurred by the Company in order to generate and/or develop the Development Results, less any amounts actually received or receivable by the Company from third parties in connection with the Development Results prior to the transfer and assignment of the Development Results to Yissum, as reflected in the Company's audited financial statements (the “Development Reimbursement”).

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The Company will allow Yissum a credit against Development Reimbursements to be paid in the future, of any Development Reimbursements previously paid on account of Net Proceeds that were reported as bad debts in Yissum's annual audited financial statements or, if there are no future Development Reimbursements to be made by Yissum and to the extent possible, return the amount of Development Reimbursements paid to the Company on account of Net Proceeds that were reported as bad debts in Yissum's annual audited financial statements. Yissum shall pay to the Company amounts, if any, payable under this Section 15.7, within ninety (90) days of receipt of the relevant Net Proceeds.

For the purpose of this Section, “Net Proceeds” means royalties, license fees any other monetary proceeds or consideration of any kind, actually received by Yissum in respect of such license (or an option to obtain such license) with a third party (excluding funds for research or development at the University or payments for the supply of services) after the deduction of all costs, fees, and expenses incurred by Yissum in connection with such license (including, patent costs, and all attorneys fees and expenses and other costs and expenses in connection with the negotiation and conclusion of such license). ”

19.	In the event of termination of the License (in whole or in part, such as termination with respect to a particular country), any existing agreements that contain a Sublicense of, or other grant of right with respect to, the Licensed Technology shall terminate to the extent of such Sublicense or other grant of right; provided, however, that, for each Sublicensee, upon termination of the Sublicense agreement with such Sublicensee, if the Sublicensee is not then in breach of such Sublicense agreement with the Company such that the Company would have the right to terminate such Sublicense or Yissum would have the right to terminate this Agreement as a consequence thereof pursuant to the terms of this Agreement, Yissum shall be obligated, at the request of such Sublicensee, to enter into a new agreement with such Sublicensee on substantially the same terms as those contained in such Sublicense agreement, and provided further that such terms shall be amended, if necessary, to the extent required to ensure that such Sublicense agreement does not impose any obligations or liabilities on Yissum which are not included in this Agreement.

20.	Upon the execution of this Second Amendment, the Company shall execute the letter of assignment attached hereto as Exhibit 3 concerning its interest in any Joint Patents and Development Results that will provide that such interest will be irrevocably assigned to Yissum in the event that the License Agreement is terminated for any reason whatsoever other than the expiration of its term or due to an uncontested uncured breach by Yissum.

21.	This Second Amendment shall be read together with the License Agreement, and save for the changes contained herein, all the terms and conditions contained in the License Agreement remain unchanged, and in full force and effect.

22.	This Second Amendment together with the License Agreement (as amended hereby) constitute the entire agreement between the Parties in respect of the subject matter hereof, and supersede all prior agreements or understandings between the Parties relating to the subject matter hereof, and this Second Amendment may be amended only by a written document signed by the authorized representatives of both Parties. Following the execution of this Second Amendment, the Parties undertake and commit to work together in good faith in order to prepare an Amended and Restated License Agreement which shall incorporate the License Agreement as amended hereby in one agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed effective as of the date first above written.

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.		TYRNOVO LTD.

Signature:	/s/ Itzik Goldwaser, PhD	Signature:	/s/ Hadas Reuveni
Name:	Itzik Goldwaser	Name:	Hadas Reuveni
Title:	VP, Head of Research Collaborations	Title:	Founder & CTO
Collaborations
Signature:	/s/ Ariela Markel	Signature:	/s/ Simcha Rock
Name:	Ariela Markel	Name:	Simcha Rock
Title:	VP Licensing, Biotechnology	Title:	Director
Date:	March 16, 2017	Date:	April 20, 2017

I the undersigned, Prof. Alexander Levitzki, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to cooperate fully with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

/s/ Alex Levitzki	April 20, 2017
Prof. Alexander Levitzki	Date signed

Exhibit 1A - Appendix A2 to License Agreement – Existing Patent Applications

Exhibit 1B – Appendix B to License Agreement – Development Plan

Exhibit 2 - Appendix A3(a) to License Agreement – NovoTyr Results

Exhibit 3 - TyrNovo Assignment Letter

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Exhibit 1A
Existing Patent Applications

Family:	3711	Title:	NOVEL PROTEIN KINASE MODULATORS AND THERAPEUTIC USES THEREOF (NT-157)

Inventor	University	Faculty	Department
Ben-David Iris
Levitzki Alexander	HUJI	Faculty of Science	The Alexander Silberman Institute for Life Sciences
SASSON Revital
STEINER Lilach
WEISSBERG Avi
Reuveni Hadas

	Application			Publication			Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

3711-00	Expired	US	04/12/2006	60/872,511
3711-01	Exhausted	PCT	04/12/2007	PCT/IL2007/0014	12/06/2008	WO2008/068751
3711-02	Granted	US	04/12/2007	12/517,278	04/03/2010	US2010/0056635	15/11/2011	8,058,309
3711-03	Granted	Europe	04/12/2007	07827467.7	02/12/2009	2125712		2125712
3711-04	Abandoned	Australia (Oceania)	04/12/2007	2007330333
3711-05	Abandoned	Canada	04/12/2007	2,671,632
3711-06	Abandoned	China	04/12/2007	200780050587.5	15/02/2010	CN101652345
3711-07	Abandoned	India	04/12/2007	3739/DELNP/2009
3711-08	Abandoned	Israel	04/12/2007	199097	31/10/2012
3711-09	Abandoned	Japan (Asia)	04/12/2007	2009-539869	15/04/2010	P2010-511694A
3711-10	Abandoned	US	11/10/2011	13/293,546

Family:	3712	Title:	NOVEL MODULATORS OF PROTEIN KINASE SIGNALING

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Inventor	University	Faculty	Department

Levitzki Alexander	HUJI	Faculty of Science	The Alexander Silberman Institute for Life Sciences
LUCASSEN Andre C. B
SASSON Revital
Reuveni Hadas

	Application			Publication			Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

3712-00	Expired	US	05/06/2008	61/058,943
3712-01	Exhausted	PCT	07/06/2009	PCT/IL2009/000568	10/12/2009	WO 2009/147682
3712-02	Granted	US	07/06/2009	12/995,669	05/05/2011	US 2011/0105618 A1	28/01/2014	8,637,575
3712-03	Granted	Europe	07/06/2009	09758026.0	23/02/2011	2285774	25/02/2015	2285774
3712-04	Granted	Israel	07/06/2009	209638			01/10/2016	209638
3712-05	Abandoned	Canada	07/06/2009	2,758,016

Family:	[****]	Title:	[****][****][****][****][****][****][****][****]

Inventor	University	Faculty	Department

[****]	[****]	[****][****]	[****][****][****] [****][****][****] [****]
[****]

	Application			Publication			Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]

Family:	3745	Title:	COMPOUNDS WHICH MODULATE PROTEIN KINASE SIGNALING

Inventor	University	Faculty	Department

Levitzki Alexander	HUJI	Faculty of Science	The Alexander Silberman Institute for Life Sciences
Reuveni Hadas

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	Application			Publication			Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

3745-00	Expired	US	27/12/2010	61/427,220
3745-01	Expired	US	06/07/2011	61/504,722
3745-02	Exhausted	PCT	27/12/2011	PCT/IL2011/050078	05/07/2012	WO 2012/090204 A1
3745-03	Granted	US	27/12/2011	13/976,876	17/10/2013	US 2013/0274251 A1.	07/07/2015	9,073,880
3745-04	Granted	Europe	27/12/2011	11813909.6			23/12/2015	2658847

Family:	3787	Title:	COMBINATIONS FOR TREATING CANCER

Inventor	University	Faculty	Department

Reuveni Hadas
Levitzki Alexander	HUJI	Faculty of Science	The Alexander Silberman Institute for Life Sciences

	Application			Publication			Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

3787-00	Expired	US	01/03/2011	61/447,733
3787-01	Abandoned	PCT	01/03/2012	PCT/IL2012/000098	07/09/2012	WO 2012/117396A1

Family:	3946	Title:	IGF-1R SIGNALING PATHWAY INHIBITORS USEFUL IN THE TREATMENT OF NEURODEGENERATIVE DISEASES

Inventor	University	Faculty	Department

Ben-Sasson Shmuel	HUJI	Faculty of Medicine	Experimental medicine and cancer research
Cohen Ehud	HUJI	Faculty of Medicine	Biochemistry
Reuveni Hadas
Levitzki Alexander	HUJI	Faculty of Science	The Alexander Silberman Institute for Life Sciences

	Application			Publication			Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number

3946-00	Expired	US	27/06/2012	61/664,786
3946-01	Expired	US	14/07/2013	61/846,014
3946-02	NP-Entry	PCT	13/07/2014	PCT/IB2014/063071
3946-03	Filed	Europe	13/07/2014	14825966.6
3946-04	Filed	Israel	13/07/2014	243566
3946-05	Examination	US	13/07/2014	14/904,787	09/06/2016	US2016/0158243 A1

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Exibit 1B

Development Plan

[****]

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Exhibit 2

Appendix A3(a) to License Agreement – NovoTyr Results

1.	The compounds developed are inhibitors of the IGF1R/IRS1-2 pathway as well as inhibitors of STAT-3 signaling. We have additional data derived from large number of cancer cell lines in tissue culture and in a number of in vivo animal models targeting metastatic melanoma, metastatic prostate cancer, colon cancer and multiple myeloma.
2.	In vivo data on the NT compounds with Chemotherapy (Taxol)
3.	[****].
4.	[****].

5.	Inhibition of the STAT-3 phosphorilation which is involved in anti-cancer immunomodulation, anti-metastatic, anti-angiogenic, anti-proliferative.
6.	[****].
7.	Toxicity, safety,solubilty, pharmacodinamic and pharmacokinetic data related to the NT compounds.

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EXHIBIT 3

ASSIGNMENT LETTER

ASSIGNMENT AGREEMENT

Made as a Deed

This ASSIGNMENT AGREEMENT (the “Agreement”) is made this 16 day of March, 2017, by and between Yissum Research Development Company of the Hebrew University of Jerusalem Ltd., Hi-Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem, Israel on the one hand (“Yissum”) and TyrNovo Ltd. of One Azrieli Center, Round Tower, 23rd Floor, 132 Menachem Begin Road, Tel Aviv, 6701101, Israel, on the other hand (the “Company”). Yissum and the Company shall be referred each as a “Party”, and together as the “Parties”.

WHEREAS,	Yissum and the Company are parties to a License Agreement dated 15 August 2013, as amended by the First Amendment to License Agreement effective as of 8 April 2014, and the Second Amendment to License Agreement effective as of __ February 2017 (the above License Agreement, as amended, the “License Agreement”); according to which the Company received, among other things, a License to the Licensed Patents;

WHEREAS,	pursuant to the License Agreement, certain inventions have been or shall/may be registered jointly in the name of Yissum and the Company and shall be regarded as Joint Patents; and

WHEREAS,	the Parties have agreed that, upon the occurrence of the Trigger Event (as defined below), the Company shall assign and transfer to Yissum its title and ownership in and to the Joint Patents and all Development Results and thereafter Yissum shall become the sole and exclusive owner of such Joint Patents and Development Results; all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Preamble

1.1	The recitals hereto constitute an integral part hereof.

1.2	The headings of the sections in this Agreement are for the sake of convenience only and shall not serve in the interpretation of the Agreement.

1.3	All capitalized terms not defined herein shall have the meaning ascribed to such terms in the License Agreement.

1.4	In this Agreement the following expressions shall have the meanings appearing alongside them, unless the context otherwise requires:

“Intellectual Property Rights” shall mean any and all rights relating to intellectual property, including without limitation, all inventions, patents and patent applications, including all re-issuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof.

“Effective Date” shall mean the date of occurrence of the Trigger Event.

“Trigger Event” shall mean the termination of the License Agreement for any reason whatsoever, other than the expiration of its term or due to an uncontested breach by Yissum.

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2.	Assignment of Joint Patents and Development Results.

2.1	Upon the Effective Date, the Company shall assign, convey and transfer to Yissum, its successors and assigns, the entire right, title and interest in and to any Joint Patent(s) and Development Results, including all Intellectual Property Rights therein, and all rights and benefits under any applicable law, treaty or convention.

2.2	Subsequent to an assignment pursuant to this Agreement, the Company or its successors, legal representatives or assigns shall notify Yissum, its successors, legal representatives and assigns, of any facts known to it regarding said Joint Patents and Development Results, testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, reissue and foreign applications, make all rightful oaths, and generally do everything possible to assist Yissum, its successors, legal representatives and assigns, to obtain and enforce proper protection, full ownership and rights of use for said Joint Patents and Development Results in all countries.

2.3	In the event the Company, its successors, legal representatives or assigns fail to execute and deliver such documents and instruments promptly upon Yissum’s request, Yissum is hereby authorized and appointed attorney-in-fact of and for the Company to make, execute and deliver any and all such documents and instruments.

3.	Governing Law and Jurisdiction. The provisions of this Agreement and everything concerning the relationship between the Parties in accordance with this Agreement shall be governed by the laws of the State of Israel and exclusive jurisdiction shall be granted to the appropriate courts in Jerusalem, Israel.

4.	Miscellaneous. This Agreement supersedes any prior understanding, agreement, practice or contract, oral or written, between the Parties with respect to the matters covered by this Agreement. This Agreement may not be modified except by written instrument signed by all Parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Agreement shall be binding upon the Parties’ heirs, executors, administrators, successors, and assigns. The invalidity of any provision of this Agreement shall not result in the invalidity of the entire Agreement.

AS WITNESS THE HANDS OF THE PARTIES:

TyrNovo Ltd.		Yissum Research Development Company
One Azrieli Center, Round Tower, 23rd Floor,		of the Hebrew University of Jerusalem Ltd.
132 Menachem Begin Road, Tel Aviv, 6701101, Israel		Hi-Tech Park, Edmond J. Safra Campus,
Givat Ram, P.O.B 39135, Jerusalem 91390, Israel

By:	/s/ Hadas Reuveni	By:	/s/ Ariela Markel
Name:	Hadas Reuveni	Name:	Ariela Markel
Title:	CEO	Title:	VP Lisencing, Biothecnology

By:	/s/ Shimca Rock	By:	/s/ Itzik Goldwaser
Name:	Shimca Rock	Name:	Itzik Goldwaser
Title:	CEO	Title:	Head of Research Collaboration
Date:	April 23, 2017	Date:	March 16, 2017

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